EXHIBIT 99.1

CATERPILLAR INC.

Caterpillar Commences Exchange Offers for Outstanding Debentures and Senior Notes Due 2097, 2042, 2038, 2031, 2028, 2041 and 2036 from Eligible Holders

PEORIA, Ill., July 27, 2012/PRNewswire/ - Caterpillar Inc. (NYSE: CAT) (the “Company”) announced today the commencement of private offers to exchange its outstanding debentures and senior notes as set forth in the table below (collectively, the “Old Debentures”) for a combination of a new series of the Company's debentures due 2042 (the “New Debentures”) and cash (the “Exchange Offers”).

The Exchange Offers are being conducted by the Company upon the terms and subject to the conditions set forth in a confidential offering memorandum, dated July 27, 2012, and the related letter of transmittal. The Exchange Offers are only being made to, and copies of the offering documents will only be made available to, a holder of Old Debentures that has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”) or (2) a person outside the United States who is not a “U.S. person” as defined in Regulation S under the Securities Act and, in the case of any such person who is resident in a Member State of the European Economic Area, who has also certified that it is a “qualified investor” for the purposes of Article 2(1)(e) of Directive 2003/71/EC (as amended by Directive 2010/73/EU and as implemented in each member state of the European Economic Area, the “EU Prospectus Directive”) (each, an “Eligible Holder”). The confidential offering memorandum is not a prospectus for the purposes of the EU Prospectus Directive, and the Exchange Offers will only be made pursuant to an exemption under the EU Prospectus Directive from the requirement to produce a prospectus in connection with offers of the New Debentures.

The following table sets forth the Old Debentures that are subject to the Exchange Offers:

CUSIP Number	Title of Security	Principal Amount Outstanding	Fixed Spread (basis points)	Acceptance Priority Level
149123BE0	7 3/8% Debentures due 2097	$300,000,000	145	N/A
149123BK6	6.95% Debentures due 2042	$250,000,000	95	N/A
149123BR1	8.250% Debentures due 2038	$250,000,000	95	N/A
149123BJ9	7.30% Debentures due 2031	$350,000,000	70	N/A
149123BF7	6.625% Senior Debentures due 2028	$300,000,000	60	N/A
149123BS9	5.200% Senior Notes due 2041	$1,250,000,000	100	1
149123BN0	6.050% Debentures due 2036	$750,000,000	85	2

Upon the terms and subject to the conditions of the Exchange Offers set forth in the confidential offering memorandum, the Company is making seven separate exchange offers to Eligible Holders as follows:

•
five separate Exchange Offers to exchange any and all of the Company's outstanding 7 3/8% Debentures due 2097 (the “2097 Debentures”), 6.95% Debentures due 2042 (the “2042 Debentures”), 8.250% Debentures due 2038 (the “2038 Debentures”), 7.30% Debentures due 2031 (the “2031 Debentures”) and 6.625% Senior Debentures due 2028 (the “2028 Debentures”), in each case, for cash and New Debentures (collectively, the “Any and All Offers”);

•
one Exchange Offer to exchange the Company's outstanding 5.200% Senior Notes due 2041 (the “2041 Debentures”) for cash and New Debentures, with the aggregate principal amount of 2041 Debentures to be exchanged determined such that the aggregate principal amount of New Debentures that will be issuable in exchange for the 2041 Debentures does not exceed the difference between $2,000,000,000 (the “Maximum Offers Limit”) and the aggregate principal amount of New Debentures that will be issued in exchange for Old Debentures validly tendered and not validly withdrawn pursuant to the Any and All Offers (the “2041 Debentures Maximum Offer”), recognizing that if the Maximum Offers Limit of New Debentures will be issued in exchange for Old Debentures validly tendered and not validly withdrawn pursuant to the Any and All Offers, no 2041 Debentures will be exchanged pursuant to the 2041 Debentures Maximum Offer; and

•
one Exchange Offer to exchange the Company's outstanding 6.050% Debentures due 2036 (the “2036 Debentures”) for New Debentures, with the aggregate principal amount of 2036 Debentures to be exchanged determined such that the aggregate principal amount of New Debentures that will be issuable in exchange for the 2036 Debentures does not exceed the difference, if any, between the Maximum Offers Limit and the aggregate principal amount of New Debentures that will be issued in exchange for Old Debentures validly tendered and not validly withdrawn pursuant to the Any and All Offers and the 2041 Debentures Maximum Offer (the “2036 Debentures Maximum Offer”), recognizing that if the Maximum Offers Limit of New Debentures will be issued in exchange for Old Debentures validly tendered and not validly withdrawn pursuant to the Any and All Offers and 2041 Debentures Maximum Offer, no 2036 Debentures will be exchanged pursuant to the 2036 Debentures Maximum Offer.

The total exchange price for the Old Debentures will be based on a fixed-spread pricing formula using the bid-side yield on the U.S. Treasury 3.125% Notes due February 15, 2042 (based on Bloomberg screen page FIT1) and the fixed spread set forth in the table above, and will be calculated at 10:00 a.m., New York City time, on August 10, 2012 (subject to extension by the Company), and will be paid in a combination of cash, if any, and New Debentures in an aggregate principal amount determined as set forth in the confidential offering memorandum. The total exchange price will include an early participation premium of $30 payable in cash only to Eligible Holders who validly tender and who do not validly withdraw their Old Debentures prior to 5:00 p.m., New York City time, on August 9, 2012, subject to any extension by the Company.

The New Debentures will mature on August 15, 2042 and will bear interest at a rate per annum equal to the sum of (i) the bid-side yield on the U.S. Treasury 3.125% Notes due February 15, 2042 (based on Bloomberg screen page FIT1), and (ii) 110 basis points.

The Exchange Offers will expire at 11:59 p.m., New York City time, on August 23, 2012, unless extended or earlier terminated by the Company. Tenders of Old Debentures in the Exchange Offers may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on August 9, 2012, subject to extension by the Company, but not thereafter, except in certain limited circumstances where additional withdrawal rights are required by law.

The Exchange Offers are subject to certain conditions, including the condition that the Company receives valid tenders that are not validly withdrawn of enough Old Debentures so that at least $250,000,000 aggregate principal amount of New Debentures will be issued in exchange for Old Debentures, and the condition that the bid-side yield on the Reference U.S. Treasury Security used to determine the interest rate on the New Debentures is not less than 2.11% per annum and is not greater than 2.82% per annum.

The New Debentures have not been registered under the Securities Act or any state securities laws. Therefore, the New Debentures may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The Company will enter into a registration rights agreement with respect to the New Debentures.

Documents relating to the Exchange Offers will only be distributed to holders of the Old Debentures that complete and return a letter of eligibility confirming that they are Eligible Holders. Holders of the Old Debentures that desire a copy of the eligibility letter may contact D.F. King & Co., Inc., the information agent for the Exchange Offers, by calling toll-free (800) 714-3312 or collect (212) 493-6996 (banks and brokerage firms) or by e-mail at cat@dfking.com. Holders of the Old Debentures may also complete and submit a letter of eligibility online at http://www.dfking.com/cat.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely pursuant to the confidential offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance, and we do not undertake to update our forward-looking statements.

About Caterpillar:
For more than 85 years, Caterpillar Inc. has been making sustainable progress possible and driving positive change on every continent. With 2011 sales and revenues of $60.138 billion, Caterpillar is the world's leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. The company also is a leading services provider through Caterpillar Financial Services, Caterpillar Remanufacturing Services, Caterpillar Logistics Services and Progress Rail Services.

CONTACT: Jim Dugan, Corporate Public Affairs, +1-309-494-4100, Mobile +1-309-360-7311, Dugan_Jim@cat.com